EXHIBIT 8.1


               Administradora de Fondos de Pensiones Provida S.A.

                              List of Subsidiaries


The following chart sets forth the significant subsidiary, as defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933, as amended, of Administradora de Fondos de Pensiones Provida S.A.:

                                 Other Name by               Jurisdiction of
        Subsidiary                Which Known                 Organization
        ----------                -----------                 ------------

Provida Internacional S.A.            --                          Chile